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                                                                  Exhibit (c)(4)

                            CONFIDENTIALITY AGREEMENT

THIS AGREEMENT ("Agreement") is hereby entered into between Softworks, Inc. and EMC Corporation, as of this date last below written and on the following terms and conditions:

WHEREAS, the parties believe that they would mutually benefit by sharing with each other certain Confidential Information (as defined herein) and believe it is in their mutual interest to ensure that all such Confidential Information will be safeguarded and carefully protected by the recipient.

NOW THEREFORE, for consideration the adequacy of which is hereby acknowledged and intending to be legally bound, the parties hereby agree as follows:

1. ACKNOWLEDGMENT OF CONFIDENTIALITY. Each party hereby acknowledges that it has been or may be exposed to confidential and proprietary information of the other party including, without limitation, the following specific information, together with some or all of the following categories of material:

         (a) Product development or other Technical Information, including functional and technical specifications, designs, drawings, analysis, research, processes, computer programs, source code, methods, ideas "know how" and the like;

         (b) Business Information, including sales and marketing research, materials, plans, accounting customer and financial information, personnel records and the like, and

         (c) Other Valuable Information designated by the owner as confidential expressly or by the circumstances in which it is provided (collectively, "Confidential Information").

Confidential Information shall mean information or materials provided by one party to the other party which are in tangible form and labeled "confidential", or, if disclosed orally, are identified as being confidential at the time of disclosure and are followed up within two (2) weeks in a tangible form that is appropriately labeled. Confidential Information does not include (i) information already known or independently developed by the recipient, (ii) information in the public domain through no wrongful act of the recipient, or (ii) information received by the recipient from a third party who was free to disclose it.

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2. COVENANT NOT TO DISCLOSE. Each party hereby agrees that it shall not use, commercialize or disclose any Confidential Information to any person or entity, except to its own employees having a "need to know" (and who are themselves bound by similar nondisclosure restrictions), and to such other recipients as the other party may approve in writing; provided, that all such recipients shall have first executed a confidentiality agreement. Each party shall use at least the same degree of care in safeguarding the Confidential Information as it uses in safeguarding its own confidential information, but no less than reasonable care.

3. PROPRIETARY RIGHTS LEGEND. Recipient shall not alter or remove from any Confidential Information any proprietary rights legend, copyright notice, trademark or trade secret legend, or any other mark identifying the material as Confidential Information.

4. REMEDIES FOR BREACH OF CONFIDENTIALITY. Each party hereby acknowledges that the violations by it of the restrictions imposed hereunder would cause irreparable harm to the other party and that remedies at law would be inadequate to redress any actual or threatened violation of this Agreement. Each party agrees that, in addition to other relief, the foregoing restrictions may be enforced by temporary or permanent injunctive relief.

5. TERM, TERMINATION. The effective date of this Agreement shall be the date of the latter signature below. However, termination of this Agreement shall not relieve a party of its obligations under Section 2 of this Agreement, which shall continue for a period of three (3) years from the date of the disclosure under this Agreement. Upon termination, Confidential Information disclosed under this Agreement shall be returned to the disclosing party or, at disclosing party's option, may be destroyed.

6. TITLE, OWNERSHIP, LIABILITY. Any right, title and interest in ad to the Confidential Information shall remain with the respective owners. Nothing in this Agreement shall be construed as granting any type of license with respect to any Confidential Information, nor as constituting any representation or warranty against infringement of any patent or other propriety right.

7. CHOICE OF LAW, FORUM. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE COMMONWEALTH OF VIRGINIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW, AND ANY ACTION ARISING OUT OF OR PERTAINING TO THIS AGREEMENT SHALL BE INITIATED AND

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MAINTAINED IN A COURT OF COMPETENT JURISDICTION IN SUCH STATE.

8. GENERAL PROVISIONS. This document constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other communications, whether written or oral. This Agreement is expressly limited to its terms and my be modified or amended only by a writing signed by an authorized representative of the party against whom enforcement is sought. Neither this Agreement nor any rights or obligations hereunder may be transferred or assigned without the other party's prior written consent and any attempts to the contrary shall be void. Any provision hereof found by a court of competent jurisdiction to be illegal or unenforceable shall be automatically conformed to the minimum requirements of law and all other provisions shall remain in full force and effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors, legal representative and permitted assigns. Waiver of any provision hereof in one instance shall not preclude enforcement thereof on future occasions. Heading are for reference purposes only and have no substantive effect.

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.


Softworks, Inc.                      EMC Corporation


By:  /s/ Lisa G. Welch               By: /s/ Michael Cody
   -------------------------------       ---------------------------------------

Name: Lisa G. Welch                  Name: Michael Cody
     -----------------------------        --------------------------------------


Title: Vice President, Technology    Title: Vice President, Business Development
      ----------------------------          ------------------------------------


Date: 11/1/1998                      Date: 11/1/1998
     -----------------------------        --------------------------------------

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                     AMENDMENT TO CONFIDENTIALITY AGREEMENT

         This Agreement is made as of January 12, 1999 by and between EMC Corporation, a Massachusetts corporation with is principal place of business at 171 South Street, Hopkinton, Massachusetts ("EMC") and Softworks, Inc., a Delaware_ corporation with its principal place of business at 5845 Richmond Highway, Alexandria, Virginia, ("Softworks").

         Whereas, EMC and Softworks now desire to amend certain provisions of the Confidentiality Agreement, all on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, EMC and Softworks hereby agree as follows:

         I. The Confidentiality Agreement is hereby amended by adding the following provision:

                  1. EMC will not, until October 14, 1999, without the prior written consent of the Board of Directors of Softworks, acquire any equity security of Softworks or Computer Concepts Corporation, a Delaware corporation with its principal place of business at 80 Orville Drive, Bohemia, NY.

         II. All other terms and provisions of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment by their duly authorized representatives.


EMC CORPORATION                               SOFTWORKS, INC.


By: /s/ Michael J. Cody                       By: /s/ Judy G. Carter
   ---------------------------------------    ----------------------------------


Its: Vice President, Corporate Development    Its: President and Ceo
    --------------------------------------    ----------------------------------

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                  AMENDMENT NO. 2 TO CONFIDENTIALITY AGREEMENT

         This Agreement is made as of March 9, 1999 by and between EMC Corporation, a Massachusetts corporation with is principal place of business at 171 South Street, Hopkinton, Massachusetts ("EMC") and Softworks, a Delaware corporation with its principal place of business at 5845 Richmond Highway, Alexandria, Virginia, ("Softworks").

         Whereas, EMC and Softworks have entered into a Bilateral
Confidentiality Agreement dated as of October 15, 1998, as amended on January 12, 1999 (the "Confidentiality Agreement").

         Whereas, EMC and Softworks now desire to further amend certain provisions of the Confidentiality Agreement, all on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, EMC and Softworks hereby agree as follows:

         I. The Confidentiality Agreement is hereby amended by adding the following provision:

              1. In the event that the potential merger or acquisition contemplated by this Agreement as of this date (the "Transaction") is not consummated, for a period of one year from the date of this Amendment,
(a) without prior written consent of Softworks, EMC will not directly solicit for employment any employee of Softworks, and (b) without prior written consent of EMC, Softworks will not directly solicit for employment any employee of EMC.

         II. All other terms and provisions of the Agreement shall remain in full force and effect.

                   IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment by their duly authorized representatives.


EMC CORPORATION                                 SOFTWORKS, INC.


By: /s/ Michael J. Cody                         By: Judy G. Carter
   ----------------------------------------        -----------------------------

Its:  Vice President, Corporate Development     Its: President and CEO
    ---------------------------------------        -----------------------------

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                  AMENDMENT NO. 3 TO CONFIDENTIALITY AGREEMENT

         This Agreement is made as of this December, 1999 by and between EMC Corporation, a Massachusetts corporation with is principal place of business at 171 South Street, Hopkinton, Massachusetts ("EMC") and Softworks, a Delaware corporation with its principal place of business at 5845 Richmond Highway, Alexandria, Virginia ("SOFTWORKS").

         Whereas, EMC and SOFTWORKS have entered into a Bilateral
Confidentiality Agreement dated as of November 1, 1998, as amended by an Amendment dates as of January 12, 1999 and Amendment No. 2 dated as of March 9, 1999 (the "Confidentiality Agreement").

         WHEREAS, EMC and SOFTWORKS now desire to amend certain provisions of the Confidentiality Agreement, all on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, EMC and SOFTWORKS hereby agree as follows:

         I. The Confidentiality Agreement is hereby amended by adding the following provision:

                  1. Amendment No. 2 is modified to read: "In the event that the potential merger or acquisition contemplated by this Agreement as of this date (the "Transaction") is not consummated, for a period terminating on December 31, 2000, (a) without written prior consent of SOFTWORKS, EMC will not directly solicit for employment any employee of SOFTWORKS, and (b) without the prior written consent of EMC, SOFTWORKS will not directly solicit for employment any employees of EMC.

                  2. Paragraph 5 is hereby modified to read: "TERM, TERMINATION. The effective date of this Agreement shall be November 1, 1999. The term of this Agreement shall be two (2) years from the effective date unless terminated earlier by written notice of either party. However, termination of this Agreement shall not relieve a party of its obligations under Section 2 of this Agreement, which shall continue for a period of three (3) years from the date of disclosure under this Agreement. Upon termination, Confidential Information disclosed under this agreement

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shall be returned to the disclosing party or, at disclosing party's option, may be destroyed.

         II. All other terms and provisions of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment by their duly authorized representatives.


EMC CORPORATION                              SOFTWORKS, INC.


By: /s/ Michael J. Cody                      By: /s/ Judy G. Carter
   ---------------------------------------       -------------------------------


Its: Vice President, Corporate Development   Its: President and Ceo
    --------------------------------------        ------------------------------

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